Exhibit 99.1

Contact:	Adam N. Satterfield
Executive Vice President and Chief Financial Officer
(336) 822-5721

OLD DOMINION FREIGHT LINE REPORTS SECOND QUARTER 2024

EARNINGS PER DILUTED SHARE OF $1.48

THOMASVILLE, N.C. (July 24, 2024) – Old Dominion Freight Line, Inc. (Nasdaq: ODFL) today announced financial results for the three-month and six-month periods ended June 30, 2024.

All prior-period share and per share data in this release have been adjusted to reflect the Company's March 2024 two-for-one stock split.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In thousands, except per share amounts)	2024	2023	% Chg.	2024	2023	% Chg.
Total revenue	$1,498,697	$1,413,189	6.1%	$2,958,770	$2,855,325	3.6%
LTL services revenue	$1,484,967	$1,397,815	6.2%	$2,931,700	$2,822,187	3.9%
Other services revenue	$13,730	$15,374	(10.7)%	$27,070	$33,138	(18.3)%
Operating income	$421,691	$391,594	7.7%	$808,117	$774,643	4.3%
Operating ratio	71.9%	72.3%		72.7%	72.9%
Net income	$322,045	$292,362	10.2%	$614,349	$577,400	6.4%
Diluted earnings per share	$1.48	$1.33	11.3%	$2.82	$2.61	8.0%
Diluted weighted average shares outstanding	217,541	220,398	(1.3)%	218,174	220,877	(1.2)%

Marty Freeman, President and Chief Executive Officer of Old Dominion, commented, “Old Dominion produced another quarter of profitable growth despite continued softness in the domestic economy. This was our third consecutive quarter with growth in both revenue and earnings per diluted share, and it was the first time in over a year where our earnings increased by double digits. These results were made possible by the dedication of the OD Family of employees, who continue to execute on our long-term strategic plan that is centered on our ability to provide our customers with superior service at a fair price. Consistently delivering best-in-class service also continues to support our yield-management strategy and ongoing ability to win market share.

“Our second quarter revenue growth of 6.1% was primarily due to a 4.4% increase in LTL revenue per hundredweight and a 1.9% increase in LTL tons per day. The increase in LTL tons per day reflects a 3.1% increase in LTL shipments per day that was partially offset by a 1.2% decrease in weight per shipment. LTL revenue per hundredweight, excluding fuel surcharges, increased 4.9% due primarily to the success of our long-term yield-management strategy. Our consistent, cost-based approach to pricing focuses on offsetting our cost inflation while also supporting further investments in the capacity and technology that our customers expect.

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ODFL Reports Second Quarter Financial Results

July 24, 2024

“Our operating ratio improved 40 basis points to 71.9% for the second quarter of 2024, due primarily to the quality of our revenue growth and continued focus on operating efficiencies. These factors allowed us to improve our direct operating costs as a percent of revenue, which more than offset the increase in our overhead expenses as a percent of revenue. The combination of the growth in revenue and operating ratio improvement resulted in the 11.3% increase in earnings per diluted share to $1.48 for the second quarter.”

Cash Flow and Use of Capital

Old Dominion’s net cash provided by operating activities was $387.8 million for the second quarter of 2024 and $811.7 million for the first half of the year. The Company had $74.3 million in cash and cash equivalents at June 30, 2024.

Capital expenditures were $238.1 million for the second quarter of 2024 and $357.6 million for the first half of the year. The Company expects its aggregate capital expenditures for 2024 to total approximately $750 million, including planned expenditures of $350 million for real estate and service center expansion projects; $325 million for tractors and trailers; and $75 million for information technology and other assets.

Old Dominion continued to return capital to shareholders during the second quarter of 2024 through its share repurchase and dividend programs. For the first six months of this year, the Company utilized $637.1 million of cash for its share repurchase program, including a $200.0 million accelerated share repurchase agreement that will expire no later than November 2024, and paid $112.6 million in cash dividends.

Summary

Mr. Freeman concluded, “Old Dominion produced strong financial and operating results during the second quarter by continuing to execute on our proven long-term strategic plan. Delivering superior service at a fair price is the cornerstone of our business model, and this unmatched value proposition continues to differentiate Old Dominion from our competition. As a result, we believe that we are the best-positioned carrier in our industry to win market share over the long-term while also continuing to enhance shareholder value.”

Old Dominion will hold a conference call to discuss this release today at 10:00 a.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the internet by going to ir.odfl.com. Please log on at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at this website shortly after the call and will be available for 30 days. A telephonic replay will also be available through July 31, 2024, at (877) 344-7529, Access Code 9201305.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the challenges associated with executing our growth strategy, and developing, marketing and consistently delivering high-quality services that meet customer expectations; (2) changes in our relationships with significant customers; (3) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers’ compensation and healthcare, increased self-insured retention or deductible levels or premiums for excess coverage, and claims in excess of insured coverage levels; (4) reductions in the available supply or increases in the cost of equipment and parts; (5) various economic factors such as inflationary pressures or downturns in the domestic economy, and our inability to sufficiently increase our customer rates to offset the increase in our costs; (6) higher costs for or limited availability of suitable real estate; (7) the availability and cost of third-party transportation used to supplement

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ODFL Reports Second Quarter Financial Results

July 24, 2024

our workforce and equipment needs; (8) fluctuations in the availability and price of diesel fuel and our ability to collect fuel surcharges, as well as the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (9) seasonal trends in the less-than-truckload (“LTL”) industry, harsh weather conditions and disasters; (10) the availability and cost of capital for our significant ongoing cash requirements; (11) decreases in demand for, and the value of, used equipment; (12) our ability to successfully consummate and integrate acquisitions; (13) various risks arising from our international business relationships; (14) the costs and potential adverse impact of compliance with anti-terrorism measures on our business; (15) the competitive environment with respect to our industry, including pricing pressures; (16) our customers’ and suppliers’ businesses may be impacted by various economic factors such as recessions, inflation, downturns in the economy, global uncertainty and instability, changes in international trade policies, changes in U.S. social, political, and regulatory conditions or a disruption of financial markets; (17) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (18) increases in the cost of employee compensation and benefit packages used to address general labor market challenges and to attract or retain qualified employees, including drivers and maintenance technicians; (19) our ability to retain our key employees and continue to effectively execute our succession plan; (20) potential costs and liabilities associated with cyber incidents and other risks with respect to our information technology systems or those of our third-party service providers, including system failure, security breach, disruption by malware or ransomware or other damage; (21) the failure to adapt to new technologies implemented by our competitors in the LTL and transportation industry, which could negatively affect our ability to compete; (22) the failure to keep pace with developments in technology, any disruption to our technology infrastructure, or failures of essential services upon which our technology platforms rely, which could cause us to incur costs or result in a loss of business; (23) disruption in the operational and technical services (including software as a service) provided to us by third parties, which could result in operational delays and/or increased costs; (24) the Compliance, Safety, Accountability initiative of the Federal Motor Carrier Safety Administration (“FMCSA”), which could adversely impact our ability to hire qualified drivers, meet our growth projections and maintain our customer relationships; (25) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the FMCSA and other regulatory agencies; (26) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws; (27) the effects of legal, regulatory or market responses to climate change concerns; (28) emissions-control and fuel efficiency regulations that could substantially increase operating expenses; (29) expectations relating to environmental, social and governance considerations and related reporting obligations; (30) the increase in costs associated with healthcare and other mandated benefits; (31) the costs and potential liabilities related to legal proceedings and claims, governmental inquiries, notices and investigations; (32) the impact of changes in tax laws, rates, guidance and interpretations; (33) the concentration of our stock ownership with the Congdon family; (34) the ability or the failure to declare future cash dividends; (35) fluctuations in the amount and frequency of our stock repurchases; (36) volatility in the market value of our common stock; (37) the impact of certain provisions in our articles of incorporation, bylaws, and Virginia law that could discourage, delay or prevent a change in control of us or a change in our management; and (38) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the SEC. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements as (i) these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

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ODFL Reports Second Quarter Financial Results

July 24, 2024

Old Dominion Freight Line, Inc. is one of the largest North American LTL motor carriers and provides regional, inter-regional and national LTL services through a single integrated, union-free organization. Our service offerings, which include expedited transportation, are provided through an expansive network of service centers located throughout the continental United States. The Company also maintains strategic alliances with other carriers to provide LTL services throughout North America. In addition to its core LTL services, the Company offers a range of value-added services including container drayage, truckload brokerage and supply chain consulting.

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ODFL Reports Second Quarter Financial Results

July 24, 2024

OLD DOMINION FREIGHT LINE, INC.
Statements of Operations

	Second Quarter				Year to Date
(In thousands, except per share amounts)	2024		2023		2024		2023
Revenue	$1,498,697	100.0%	$1,413,189	100.0%	$2,958,770	100.0%	$2,855,325	100.0%

Operating expenses:
Salaries, wages & benefits	683,784	45.6%	642,841	45.5%	1,352,174	45.7%	1,294,916	45.4%
Operating supplies & expenses	161,020	10.7%	165,373	11.7%	333,492	11.3%	357,757	12.5%
General supplies & expenses	44,371	3.0%	38,606	2.8%	89,947	3.0%	78,151	2.7%
Operating taxes & licenses	36,282	2.4%	36,890	2.6%	72,120	2.5%	73,591	2.6%
Insurance & claims	17,141	1.2%	15,381	1.1%	35,335	1.2%	31,409	1.1%
Communications & utilities	10,158	0.7%	11,515	0.8%	21,153	0.7%	22,532	0.8%
Depreciation & amortization	84,563	5.6%	79,784	5.6%	169,094	5.6%	155,731	5.4%
Purchased transportation	32,010	2.2%	28,596	2.0%	62,720	2.1%	59,211	2.1%
Miscellaneous expenses, net	7,677	0.5%	2,609	0.2%	14,618	0.6%	7,384	0.3%

Total operating expenses	1,077,006	71.9%	1,021,595	72.3%	2,150,653	72.7%	2,080,682	72.9%

Operating income	421,691	28.1%	391,594	27.7%	808,117	27.3%	774,643	27.1%

Non-operating (income) expense:
Interest expense	131	0.0%	89	0.0%	168	0.0%	289	0.0%
Interest income	(5,961)	(0.5)%	(2,368)	(0.1)%	(13,333)	(0.5)%	(5,179)	(0.2)%
Other expense, net	1,075	0.1%	1,947	0.1%	1,954	0.1%	3,458	0.1%

Income before income taxes	426,446	28.5%	391,926	27.7%	819,328	27.7%	776,075	27.2%

Provision for income taxes	104,401	7.0%	99,564	7.0%	204,979	6.9%	198,675	7.0%

Net income	$322,045	21.5%	$292,362	20.7%	$614,349	20.8%	$577,400	20.2%

Earnings per share:
Basic	$1.49		$1.33		$2.83		$2.63
Diluted	$1.48		$1.33		$2.82		$2.61

Weighted average outstanding shares:
Basic	216,369		219,042		216,981		219,475
Diluted	217,541		220,398		218,174		220,877

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ODFL Reports Second Quarter Financial Results

July 24, 2024

OLD DOMINION FREIGHT LINE, INC.
Operating Statistics

	Second Quarter			Year to Date
	2024	2023	% Chg.	2024	2023	% Chg.
Work days	64	64	—%	128	128	—%
Operating ratio	71.9%	72.3%		72.7%	72.9%
LTL intercity miles (1)	172,361	170,294	1.2%	342,127	343,932	(0.5)%
LTL tons (1)	2,340	2,296	1.9%	4,604	4,635	(0.7)%
LTL tonnage per day	36,560	35,878	1.9%	35,970	36,209	(0.7)%
LTL shipments (1)	3,100	3,008	3.1%	6,104	6,026	1.3%
LTL shipments per day	48,444	46,998	3.1%	47,687	47,077	1.3%
LTL revenue per hundredweight	$31.77	$30.44	4.4%	$31.87	$30.58	4.2%
LTL revenue per hundredweight, excluding fuel surcharges	$26.75	$25.50	4.9%	$26.76	$25.29	5.8%
LTL revenue per shipment	$479.48	$464.79	3.2%	$480.84	$470.34	2.2%
LTL revenue per shipment, excluding fuel surcharges	$403.77	$389.39	3.7%	$403.74	$389.10	3.8%
LTL weight per shipment (lbs.)	1,509	1,527	(1.2)%	1,509	1,538	(1.9)%
Average length of haul (miles)	918	925	(0.8)%	919	925	(0.6)%
Average active full-time employees	22,702	22,438	1.2%	22,796	22,705	0.4%

(1) -	In thousands
Note:

Our LTL operating statistics exclude certain transportation and logistics services where pricing is generally not determined by weight. These statistics also exclude adjustments to revenue for undelivered freight required for financial statement purposes in accordance with our revenue recognition policy.

OLD DOMINION FREIGHT LINE, INC.
Balance Sheets

	June 30,	December 31,
(In thousands)	2024	2023
Cash and cash equivalents	$74,304	$433,799
Short-term investments	30,271	-
Other current assets	702,538	709,534
Total current assets	807,113	1,143,333
Net property and equipment	4,277,820	4,095,405
Other assets	258,163	273,655
Total assets	$5,343,096	$5,512,393

Current maturities of long-term debt	$20,000	$20,000
Other current liabilities	532,754	524,658
Total current liabilities	552,754	544,658
Long-term debt	39,983	59,977
Other non-current liabilities	638,460	649,947
Total liabilities	1,231,197	1,254,582
Equity	4,111,899	4,257,811
Total liabilities & equity	$5,343,096	$5,512,393

Note: The financial and operating statistics in this press release are unaudited.

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